Exhibit 99.1

BIOHITECH GLOBAL, Inc. 80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

BIOHITECH GLOBAL REPORTS RECORD RESULTS WITH THIRD QUARTER REVENUE UP OVER 500% FROM YEAR-AGO PERIOD

Fourth Consecutive Quarter of Record Revenue

Conference Call to be held Thursday, November 18, 2021, at 4:30 pm

CHESTNUT RIDGE, NY – November 18, 2021 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a sustainable technology and services company, today announces financial results for its fiscal third quarter ending September 30, 2021.

Q3 2021 Financial Highlights

•	The Company continued its revenue growth in the quarter ended September 30, 2021, with total revenues of $4.5 million, up 509% over the year-ago quarter and 31% over the prior quarter.

•	Third quarter Digester and Corporate line of business revenues increased by approximately 431% over the year-ago period and 28% over the prior quarter, driven by Carnival Cruise Lines equipment sales.

•	Operating loss improves to ($1.1) million versus a loss of ($3.9) million in the year-ago period and ($2.0) million in the prior quarter.

Corporate Highlights Q3 2021

•	BioHiTech continues growth in Cruise industry with strong Carnival Corp. sales

•	BioHiTech expands market presence in Higher Education Institutions with additional Digester Sales and student research opportunities

•	BioHiTech engages pilot efforts to explore Digester use in Supermarkets

Tony Fuller, BioHiTech’s CEO commented: “We are pleased with our third quarter performance which represents the fourth consecutive quarter of record revenue for BioHiTech, with revenues rising 31% to $4.5 million versus the prior quarter and 509% over the year-ago quarter. In addition to our strong revenue growth, we also made significant progress in our efforts to cut costs and improve our profitability. In the third quarter, our operating loss improved to a loss of ($1.1) million versus a loss of ($3.9) million in the year-ago period and ($2.0) million in the prior quarter. We achieved lower SG&A, which declined to $1.7 million versus $2.0 million in the prior quarter and stronger gross margins, which increased to 23% in the third quarter versus 14% in the prior quarter. We will continue to focus on cost optimization as we work to achieve profitability.

“Our success in the third quarter is a true testament to the dedication and perseverance of our amazing team who have surpassed our goals through a shifting macroeconomic landscape. We continue to accomplish strong growth in our Maritime/Cruise vertical while fostering an expansion in Higher Education, Retail, and other verticals. Moreover, we achieved strong performance in our Martinsburg Plant, which is operating with stronger, more efficient output given the resolution of the issues that hampered sales in recent quarters.

“Our efforts in the Higher Education vertical have driven growth through additional digester orders at prominent universities across the East Coast as they seek to accomplish sweeping sustainability goals including increasing landfill diversion and reducing their carbon footprint. We have also worked with these institutions to provide groundbreaking research and educational opportunities for students to gain a unique perspective on the impact of our solutions on myriad climate impacting factors, waste management and new technologies to achieve sustainability goals.

“Our team is also expanding pilot efforts exploring the benefits that large supermarket chains may gain from employing our Digesters, enabling efficiencies, and mitigating waste at its source throughout their operations.

“We are also currently evaluating numerous complementary strategic alliances or acquisition candidates that are part of our ongoing efforts to identify potentially accretive opportunities. We anticipate our growth will continue to come from organic sales of our technology solutions, sales of Solid Recovered Fuel, as well as potential acquisitions that support our mission as a company and a responsible corporate citizen.” concluded Mr. Fuller.

Financial Results for the Quarter ended September 30, 2021

The Company continued its revenue growth in the quarter ended September 30, 2021, with total revenues of $4.5 million, increasing 31% over the second quarter of 2021 and 509% over the year-ago period. Third quarter revenues marked the fourth consecutive quarter of record revenue, driven by continued strong sales into Carnival Cruise Lines with its Digesters.

The overall contribution (revenues, less direct costs) increased to 23% of revenue in the third quarter of 2021, compared to 14% in the prior quarter and negative 69% in the year-ago period. The improvement in contribution margins versus the prior quarter was driven primarily by equipment margins increasing to 33%, up from 31% and to a lesser extent, rental service and maintenance, which increased to 42%, up from 34%.

Selling, general and administrative expenses (SG&A) declined to $1.7 million in the third quarter, down from $2.0 million in the prior quarter and $1.9 million in the year-ago period. As a percentage of revenue, SG&A was 38% in the third quarter of 2021, compared to 58% in the prior quarter and 259% in the year-ago period. The decline in SG&A was the result of increasing sales and cost reductions in SG&A.

The loss from operations improved to $1.1 million, down from $2.0 million in the prior quarter and $3.9 million in the year-ago period. As a percentage of revenue, the operating loss improved to negative 25% versus negative 59% in the prior quarter and negative 527% in the year-ago period. The improvement in the operating loss was driven by higher gross margins and operating leverage.

For the three months ended September 30, 2021, the Company incurred a consolidated loss from operations of $1.1 million, had a consolidated net loss of $1.8 million and a net loss attributable to parent of $1.2 million.

At September 30, 2021, restricted cash was $6.4 million and unrestricted cash was $600,000.

Conference Call to be held Thursday, November 18, 2021, at 4:30 PM ET

Mr. Tony Fuller, Chief Executive Officer of BioHiTech, will host a conference call on Thursday, November 18, 2021, at 4:30 p.m. ET to discuss the Company's financial results for the third quarter ended September 30, 2021. Also joining Mr. Fuller on the call from management will be Brian Essman, Chief Financial Officer. Following management’s formal remarks, there will be a live question-and-answer session.

Participants are asked to pre-register for the call via the following link:

https://dpregister.com/sreg/10161284/eed72a81e4

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without Internet access or who are unable to pre-register may dial in by calling 1-866-652-5200 (domestic) or 1-412-317-6060 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the BioHiTech Global call.

The conference call will be available through a live webcast found at:

https://services.choruscall.com/mediaframe/webcast.html?webcastid=Utji6Ctk

It will also be broadcast live through the Company’s website with the following link:

http://investors.biohitechglobal.com/events-and-webcasts

A webcast replay of the call will be available approximately one hour after the end of the call through February 18, 2022. The webcast replay can be accessed through the above links or by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10159374. A telephonic replay of the call will be available through November 29, 2021.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is a technology services company focused on providing cost-effective solutions that improve environmental outcomes. Our technologies for waste management include the processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. Our unique solutions enable businesses of all types as well as educational and governmental facilities to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about the estimated contract value, additional purchase orders or deliveries, and the ability of the Company’s products to improve environmental outcomes and achieve corporate sustainability goals, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

VP, Corporate Communications

O: 888.876.9300

E: lgiovannielli@biohitech.com

Investors:
ir@biohitech.com

Financial Tables Follow

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of

Operations and Comprehensive Loss (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue
Equipment sales	$3,152,639	$293,876	$8,050,145	$616,992
Rental, service and maintenance	785,576	423,996	1,654,232	1,251,122
HEBioT	585,102	625	1,314,204	1,383,656
Management advisory and other fees (related party)	—	24,380	—	124,380
Total revenue	4,523,317	742,877	11,018,581	3,376,150
Operating expenses
Equipment sales	2,112,407	171,002	5,154,747	317,406
Rental, service and maintenance	455,436	139,665	1,008,608	552,195
HEBioT processing	898,094	945,810	2,454,862	2,778,514
Selling, general and administrative	1,699,343	1,924,293	5,357,697	5,740,158
Impairment expense	—	917,420	—	917,420
Depreciation and amortization	505,353	562,143	1,508,284	1,747,109
Total operating expenses	5,670,633	4,660,333	15,484,198	12,052,802
Loss from operations	(1,147,316)	(3,917,456)	(4,465,617)	(8,676,652)
Other expenses, net
Interest (income)	(159)	(108)	(469)	(17,730)
Interest expense	1,042,253	1,023,165	3,101,669	3,060,775
(Gain) on sales of fixed assets	(8,957)	—	(8,957)	—
PPP Loan forgiveness	(421,300)	—	(421,300)	—
Loss from unconsolidated entity	10,982	—	43,731	—
Total other expenses, net	622,819	1,023,057	2,714,674	3,043,045
Net loss	(1,770,135)	(4,940,513)	(7,180,291)	(11,719,697)
Net loss attributable to non-controlling interests	(583,261)	(1,647,782)	(1,979,000)	(3,190,788)
Net loss attributable to Parent	(1,186,874)	(3,292,731)	(5,201,291)	(8,528,909)
Other comprehensive income
Foreign currency translation adjustment	32,810	71,067	16,766	40,931
Comprehensive loss	$(1,154,064)	$(3,221,664)	$(5,184,525)	$(8,487,978)

Net loss attributable to Parent	$(1,186,874)	$(3,292,731)	$(5,201,291)	$(8,528,909)
Less – preferred stock dividends	(175,169)	(205,115)	(533,193)	(587,428)
Deemed dividend on down round features	(622,482)	(21,738)	(622,482)	(21,738)
Net loss – common shareholders	(1,984,525)	(3,519,584)	(6,356,966)	(9,138,075)
Net loss per common share - basic and diluted	$(0.07)	$(0.16)	$(0.24)	$(0.49)
Weighted average number of common shares outstanding - basic and diluted	28,478,706	22,044,540	27,034,898	18,787,566

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,
	2021	December 31,
	(Unaudited)	2020
		(Revised)
Assets
Current Assets
Cash	$622,088	$2,403,859
Restricted cash	3,764,521	1,884,691
Accounts receivable, net of allowance for doubtful accounts of $196,338 and $151,459 as of September 30, 2021 and December 31, 2020, respectively	1,861,455	1,574,047
Inventory	1,007,537	695,110
Prepaid expenses and other current assets	210,544	184,274
Total Current Assets	7,466,145	6,741,981
Restricted cash	2,603,506	2,607,945
Equipment on operating leases, net	1,037,006	1,311,755
HEBioT facility, equipment, fixtures and vehicles, net	35,044,593	35,946,225
License and capitalized MBT facility development costs	8,007,484	8,072,471
Other assets	1,887,988	2,006,048
Total Assets	$56,046,722	$56,686,425

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$3,711,475	$2,492,606
Accrued expenses and liabilities	1,477,032	2,515,724
Accrued interest payable	758,725	1,279,018
Customer deposits	559,106	1,802,725
Current portion of notes, bonds, debts and borrowings	10,821,272	10,120,457
Deferred revenue	298,752	138,961
Total Current Liabilities	17,626,362	18,349,491
Non-current portion of notes, bonds, debts and borrowings	28,832,835	29,645,227
Accrued interest (related party)	1,982,423	1,807,857
Non-current lease liabilities	1,137,806	1,216,861
Liabilities to non-controlling interests to be settled in subsidiary membership units	—	1,585,812
Total Liabilities	49,579,426	52,605,248
Series A redeemable convertible preferred stock, 333,401 shares designated and issued, and 95,312 and 125,312 outstanding as of September 30, 2021 and December 31, 2020, respectively	476,560	626,553
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 3,209,210 designated; 1,936,214 issued; 542,673 and 848,292 outstanding as of September 30, 2021 and December 31, 2020, respectively:	5,057,942	6,621,576
Common stock, $0.0001 par value, 50,000,000 shares authorized, 29,156,691 and 23,354,130 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	2,916	2,334
Additional paid in capital	75,099,785	64,371,007
Accumulated deficit	(74,790,336)	(68,537,145)
Accumulated other comprehensive (loss)	(127,048)	(143,814)
Stockholders’ equity attributable to Parent	5,243,259	2,313,958
Stockholders’ equity attributable to non-controlling interests	747,477	1,140,666
Total Stockholders’ Equity	5,990,736	3,454,624
Total Liabilities and Stockholders’ Equity	$56,046,722	$56,686,425

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(7,180,291)	$(11,719,697)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	1,508,284	1,747,109
Impairment expense	—	917,420
Amortization of operating lease right of use assets	59,179	72,402
Provision for bad debts	45,000	126,119
Share based employee and vendor compensation	369,828	1,835,750
Interest resulting from amortization of financing costs and discounts	330,916	419,715
Loss from unconsolidated entity	43,731	—
(Gain) on sale of fixed assets	(8,957)	—
PPP Loan Forgiveness	(421,300)	—
Changes in operating assets and liabilities	(924,430)	(909,507)
Net cash used in operating activities	(6,178,040)	(7,510,689)
Cash flow used in investing activities:
Purchases of facility, equipment, fixtures and vehicles	(252,929)	(207,173)
Proceeds from sale of vehicle	8,957	—
Refund of deposit	—	5,000
MBT facility development costs incurred	(29,513)	(62,949)
Net cash used in investing activities	(273,485)	(265,122)
Cash flows from financing activities:
Proceeds from the sales of common stock	7,548,502	8,437,480
Proceeds from the sale of Series F convertible preferred stock units	—	1,560,450
Proceeds from Payroll Protection Program Loan	—	421,300
Repayment of Senior secured note	(1,000,000)	—
Repayments of long-term debt	(3,265)	(3,544)
Related party advances, net	—	725,000
Net cash provided by financing activities	6,545,237	11,140,686
Effect of exchange rate on cash (restricted and unrestricted)	(92)	(18,129)
Net change in cash (restricted and unrestricted)	93,620	3,346,746
Cash - beginning of period (restricted and unrestricted)	6,896,495	5,536,952
Cash - end of period (restricted and unrestricted)	$6,990,115	$8,883,698

Supplementary cash flow information (cash paid during the periods):
Interest	$2,892,850	$1,596,332
Income taxes	—	—

Supplementary Disclosure of Non-Cash Investing and Financing Activities:
Transfer of inventory to leased equipment	$54,000	$84,501
Acquisition of right of use leased asset and creation of lease liability	—	412,647
Accrual of Series A preferred stock dividends	35,543	52,654
Payment of Series A preferred stock dividends in common stock	79,181	—
Conversion of preferred stock into common	—	239,566
Payment of preferred stock dividends in common stock	390,460	21,732
Issuance of subsidiary membership interest in exchange for liabilities due non-controlling interest entity	1,918,947	—
Exchange of subsidiary non-controlling interest in exchange for liabilities owed Company by non-controlling interest entity	333,135	—

Reconciliation of Cash and Restricted Cash:
Cash	$622,088	$4,950,112
Restricted cash (current)	3,764,521	1,287,138
Restricted cash (non-current)	2,603,506	2,646,448
Total cash and restricted cash at the end of the period	$6,990,115	$8,883,698